American Residential Properties, Inc. Renews Credit Facility

SCOTTSDALE, AZ, November 30, 2015 — American Residential Properties, Inc. (NYSE: ARPI) (the “Company”) today announced that it has renewed and amended the credit agreement governing its senior secured revolving credit facility. With the renewal, the facility’s expiration has been extended to May 2017 with two optional six-month extensions. The amended credit agreement provides for a maximum borrowing capacity of $450 million, composed of a revolving credit facility of $200 million and a term loan facility that permits a single draw term loan of $250 million, which was fully funded at closing. The agreement also provides for an accordion feature to increase the maximum borrowing capacity by $300 million, subject to meeting certain criteria and obtaining additional commitments from lenders. The lender group is comprised of Bank of America, N.A., Deutsche Bank AG, New York Branch, Morgan Stanley Senior Funding, Inc., KeyBank National Association, Barclays Bank PLC and Raymond James Bank, N.A.

“We are pleased to report the renewal and extension of our credit facility and appreciate the continued support of our top tier banking group,” said Laurie Hawkes, President and Chief Operating Officer of American Residential Properties, Inc.

About American Residential Properties, Inc.

American Residential Properties, Inc. is an internally managed real estate company, organized as a REIT for federal income tax purposes, that acquires, owns and manages single-family homes as rental properties in select communities nationwide. The Company’s primary business strategy is to acquire, restore, lease and manage single-family homes as well-maintained investment properties to generate attractive, risk-adjusted returns over the long-term. With a vertically integrated real estate acquisition and management platform, incorporating disciplined acquisition criteria, extensive research, seasoned personnel and comprehensive operations, the Company is well-positioned to execute its strategy.

Additional information about American Residential Properties, Inc. can be found on the Company’s website at www.amresprop.com.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include descriptions of the potential to deliver attractive returns for our shareholders. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the

Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the single-family rental industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission. 5 All information in this press release is current as of the date of this release. The Company undertakes no obligation to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

INVESTOR CONTACT:
American Residential Properties, Inc.
Shant Koumriqian
Chief Financial Officer and Treasurer
IR@amresprop.com
480-474-4800

MEDIA CONTACT:
Lisa Mueller
Financial Profiles, Inc.
lmueller@finprofiles.com
310-622-8231